UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2017

Date of Report (Date of earliest event reported)

DATA BACKUP SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-199193	47-0978297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dept. Office 12A Greenhill Street Stratford Upon Avon Warwickshire, UK	CV376LF
(Address of principal executive offices)	(Zip Code)

+44 20 8050 2379

Registrant’s telephone number, including area code

_____________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 1, 2017, Data Backup Solutions, Inc. a Florida corporation (the “Company” or “Data Backup”), entered into a Purchase Agreement (the “ Purchase Agreement”) with Yui Daing, an individual residing in Kuala Lumpur, Malaysia (the “Purchaser”), Data Cloud Inc., a Nevada corporation (hereinafter referred to as (“Data Cloud”), and Web Hosting Solutions Ltd., a United Kingdom private company limited by shares (hereinafter referred to as “WHS”). The transactions under the Purchase Agreement were completed on April 1, 2017 (the “Closing”). Prior to the Closing, Data Backup owned 100% of the issued and outstanding equity interests of Data Cloud which owns 100% of the issued and outstanding equity interests of Web Hosting Solutions Ltd., a United Kingdom private company limited by shares (“WHS”). Due to the continued consolidated losses experienced by the Company as the result of the losses of the Company’s indirect wholly-owned subsidiary, WHS, which included $50,083 USD for the fiscal year ended December 31, 2016 and $21,818 USD for the first three (3) months ended March 31, 2017, the Company entered into the Purchase Agreement and transferred 100% of the issued and outstanding equity interests of Data Cloud to a third party for nominal consideration in return. The Company’s only operations were carried on by WHS, and upon the Company transferring 100% of the issued and outstanding equity interests of Data Cloud to a third party, the Company will likely become a shell company as defined in the rules promulgated under the Securities and Exchange Act of 1934. The Company is party to an existing Employment Agreement with James Holland, who is the former owner of WHS.

The Purchase Agreement was approved by the shareholders of the Company owning a majority of the voting stock of the Company on April 1, 2017. The Closing of the Purchase Agreement occurred on April 1, 2017.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Purchase Agreement is incorporated by reference into this Item 2.01.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

In accordance with Florida law, on April 1, 2017, holders of 80.394% of the Company’s issued and outstanding shares of voting capital stock, by written consent, approved the Purchase Agreement and the transactions contemplated thereunder. Since the Purchase Agreement was not submitted to any other shareholders for a vote, there was no opportunity for any (i) votes against the matter, (ii) votes to be withheld or abstentions, or (iii) broker non-votes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit 10.1	Purchase Agreement dated April 1, 2017, entered into by and among the Company, Yui Daing, Data Cloud Inc., and Web Hosting Solutions Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA BACKUP SOLUTIONS, INC.

DATE: April 1, 2017	By:	/s/ Zhi De Liao
	Name:	Zhi De Liao
	Title:	President, Secretary and Treasurer

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